                        ADDENDUM TO MANAGEMENT AGREEMENT

         This Addendum, dated as of May 1, 2001, supplements the Management
Agreement (the "Agreement") dated as of August 1, 1997, by and between American
Century World Mutual Funds, Inc., ("ACWMF") and American Century Investment
Management, Inc. ("ACIM").

         IN CONSIDERATION of the mutual promises and conditions herein contained, the parties agree as follows (all capitalized terms used herein and not otherwise defined having the meaning given them in the Agreement):

         1. ACIM shall manage the following class (the "New Class") of shares to be issued by ACWMF, and for such management shall receive the Applicable Fee set forth below:

                                                              Average                Applicable
Name of Series                      Name of Class             Net Assets             Fee Rate
--------------                      -------------             ----------             --------

International Growth Fund           C Class                   first $ 1 billion      1.50%
                                                              next $1 billion        1.20%
                                                              over $2 billion        1.10%

Global Growth Fund                  C Class                   first $ 1 billion      1.30%
                                                              next $1 billion        1.15%
                                                              over $2 billion        1.05%

Emerging Markets Fund               C Class                   first $ 500 million    2.00%
                                                              next $500 million      1.50%
                                                              over $1 billion        1.25%

Life Sciences Fund                  C Class                   first $ 1 billion      1.50%
                                                              over $1 billion        1.30%

Technology Fund                     C Class                   first $ 1 billion      1.50%
                                                              over $1 billion        1.30%

         2. ACIM shall manage the following series (the "New Series") of shares to be issued by ACWMF, and for such management shall receive the Applicable Fee set forth below:

European Growth Fund                Investor Class            first $ 500 million    1.50%
                                                              next $500 million      1.20%
                                                              over $1 billion        1.10%
                                    Advisor Class             first $ 500 million    1.25%
                                                              next $500 million      0.95%
                                                              over $1 billion        0.85%
                                    Institutional Class       first $ 500 million    1.30%
                                                              next $500 million      1.00%
                                                              over $1 billion        0.90%
                                    C Class                   first $ 500 million    1.50%
                                                              next $500 million      1.20%
                                                              over $1 billion        1.10%

International Opportunities Fund    Investor Class            no breakpoints         2.00%
                                    Institutional Class       no breakpoints         1.80%

         3. ACIM shall manage the New Class in accordance with the terms and conditions specified in the Agreement for its existing management responsibilities.

         IN WITNESS WHEREOF, the parties have caused this Addendum to the
Agreement to be executed by their respective duly authorized officers as of the day and year first above written.

Attest:                                     AMERICAN CENTURY
                                              WORLD MUTUAL FUNDS, INC.

/*/Charles A. Etherington                   /*/David C. Tucker
Charles A. Etherington                      David C. Tucker
Vice President                              Senior Vice President

Attest:                                     AMERICAN CENTURY INVESTMENT
                                              MANAGEMENT, INC.

/*/Charles A. Etherington                   /*/David C. Tucker
Charles A. Etherington                      David C. Tucker
Assistant Secretary                         Senior Vice President